Exhibit 10.4

June 19, 2018

Twelve Seas Investment Company

25/28 Old Burlington Street

Mayfair, London, W1S 3AN

Ladies and Gentlemen:

Twelve Seas Investment Company (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

Twelve Seas Sponsors I, LLC (the “Sponsor”) previously entered into that certain Unit Subscription Agreement, dated as of June 8, 2018, with the Company, pursuant to which the Sponsor committed to purchase 415,000 units of the Company (“Private Units”), each Private Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one redeemable warrant (“Warrant”), each Warrant entitling its holder to purchase one Ordinary Share, and one right to receive one-tenth of an Ordinary Share, at $10.00 per Private Unit, for a purchase price of $4,150,000.

Pursuant to this Amended and Restated Unit Subscription Agreement, the Sponsor hereby agrees that it will purchase 475,000 Private Units of the Company, at $10.00 per Private Unit, for an aggregate purchase price of $4,750,000 (the “Private Unit Purchase Price”).

The Sponsor hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 54,000 Over-Allotment Units, or a maximum purchase price of $540,000 (“Over-Allotment Unit Purchase Price”, together with the Private Unit Purchase Price, the “Purchase Price”), in the event EarlyBirdCapital, Inc. (“EBC”) exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.00 per share for each Ordinary Share sold in the IPO.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the Sponsor will cause the Private Unit Purchase Price to be delivered to Continental Stock Transfer & Trust Company (“CST”), counsel for the Company, by wire transfer to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, CST shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Purchase Price (without interest or deduction) will be returned to the Sponsor.

Each of the Company and the Sponsor acknowledges and agrees that CST is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and CST’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. CST shall not be liable to the Company, EBC or the Sponsor or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless CST has acted in a manner constituting gross negligence or willful misconduct. The Company and the Sponsor shall indemnify CST against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. CST may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units and Over-Allotment Units will be identical to the units to be sold by the Company in the IPO. Additionally, the Sponsor agrees:

●	to vote the Ordinary Shares included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would (i) stop the Company’s public shareholders from converting or selling their shares to the Company in connection with a Business Combination or (ii) affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 18 months from the closing of the IPO, unless the Company offers dissenting holders the right to convert their shares for a portion of the cash held in the Trust Fund;

●	not to convert any Ordinary Shares included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity;

●	the Sponsor will not participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units (but will participate in liquidation distributions with respect to any units or Ordinary Shares purchased by the Sponsor in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s officers, directors or their respective affiliates; (ii) transfers to the Sponsor’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions;

●	the Private Units and the Over-Allotment Units will be subject to customary registration rights, pursuant to a Registration Rights Agreement on terms agreed upon by the Company and the underwriters in the IPO to be filed as an exhibit to the Registration Statement; and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The Sponsor acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the Sponsor, including but not limited to an insider letter.

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The Sponsor hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

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This letter agreement constitutes the entire agreement between the Sponsor and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

TWELVE SEAS SPONSORS I LLC

By:	/s/ Dimitri Elkin
Name:	Dimitri Elkin
Title:	Managing Member

Accepted and Agreed:

TWELVE SEAS INVESTMENT COMPANY

By:	/s/ Dimitri Elkin
Name: Dimitri Elkin
Title: Chief Executive Officer

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